GIPR Q2 2026 Earnings Release

Generation Income Properties Announces Second Quarter 2026 Financial Results and Provides Shareholder Update

TAMPA, Fla., August 17, 2026 – Generation Income Properties, Inc. (NASDAQ: GIPR) (“GIPR” or the “Company”) today announced its three- and six-month financial and operating results for the period ended June 30, 2026 and issued the below letter to shareholders from Chief Executive Officer David Sobelman providing a corporate update on recent developments.

Second Quarter 2026 Financial Highlights

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Regained compliance with Nasdaq's stockholders' equity requirement under Listing Rule 5550(b)(1), effective August 10, 2026
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Net loss attributable to common shareholders narrowed to $1.08 million for the second quarter of 2026, down from $4.42 million in the second quarter of 2025 — a 76% improvement
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Six-month net loss attributable to common shareholders narrowed to $3.21 million, down from $7.15 million in the same period of 2025
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Reduced the Loci preferred equity redemption obligation to $7.96 million as of August 1, 2026, down from a peak of approximately $20 million
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Completed profitable property dispositions during the first half of 2026, including gains of $265,000 (Dollar Tree) and $825,000 (Starbucks), plus a further gain of approximately $301,000 on the subsequent sale of the Vacaville, CA property leased to the GSA
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Raised approximately $4.6 million in net proceeds through a public offering completed in June 2026
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Completed a 1-for-10 reverse stock split effective July 9, 2026
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Restructured preferred equity agreements with the Company's two largest preferred holders to settle via exchange into common stock rather than cash redemption

GIPR's Chairman, Chief Executive Officer, and President shares key highlights of recent developments:

Dear Fellow Shareholders,

When I wrote to you in July, I told you our priorities were preserving GIPR's Nasdaq listing, improving our balance sheet, reducing our preferred equity burden, and building a path toward long-term stability. Our second quarter results show real, measurable progress on these fronts — and I want to walk you through the numbers behind that progress, along with the work that remains.

We regained Nasdaq equity compliance.
On August 10, 2026, Nasdaq confirmed that GIPR has regained compliance with the stockholders' equity requirement under Listing Rule 5550(b)(1). This is the direct result of a year of deliberate balance sheet work: restructuring preferred equity, raising capital, converting debt to equity, and selling assets at a profit in the aggregate. As of the date of this letter, we believe our stockholders' equity exceeds $5 million, aided materially by the July amendments that converted roughly $5.3 million of Series B-1 and B-2 preferred units from redeemable temporary equity into permanent equity, and by the CEO's own conversion of $120,000 of debt into common stock. Nasdaq will monitor our equity compliance for one year, and we are focused on maintaining it.

GIPR Q2 2026 Earnings Release

We cut the Loci redemption obligation by more than half.
The preferred equity obligation to LC2-NNN Pref, LLC (an affiliate of Loci Capital) has been reduced from roughly $20 million at its peak to $7.96 million as of August 1, 2026, largely through property sale proceeds. This is the single largest legacy balance sheet liability, and although there is no assurance, management believes we have a realistic path to substantially retiring the remaining balance by the end of August 2026 through a combination of additional asset sales and potential financing or refinancing activity. Loci and the Company have agreed to extend the mandatory redemption deadline to August 30, 2026.

Our losses are shrinking meaningfully.
Net loss attributable to common shareholders was $1.08 million for the second quarter of 2026, down from $4.42 million in the same quarter last year — a 76% improvement. For the first six months of 2026, our net loss attributable to shareholders was $3.21 million, down from $7.15 million a year earlier. Interest expense, net, fell by more than $1.0 million for the quarter as we paid down debt and preferred obligations. Revenue declined modestly (to $2.11 million for the quarter, from $2.43 million), which reflects the properties we've intentionally sold as part of our deleveraging strategy, not underperformance of the properties we still hold — which remain 100% leased.

Our asset sales are generating real profits, not distressed pricing.
During the first half of 2026, we closed sales of our Dollar Tree property (a $265,000 gain) and our Starbucks property (an $825,000 gain). Subsequent to quarter-end, we closed the sale of our Vacaville, California office property leased to the GSA, generating a further gain of roughly $301,000. To emphasize the point, these are not fire sales attributable to underperformance of the properties. We believe our original underwriting thesis has continued to prove solid as we find value in our assets.

We raised capital and strengthened our capital structure.
In June, we closed a public offering that generated net proceeds of approximately $4.6 million. We also completed a 1-for-10 reverse stock split effective July 9, 2026, and restructured our two largest preferred equity relationships so that both are now settled through the exchange of common stock rather than cash redemption — removing a significant potential cash drain and improving our equity position at the same time.

The remaining Nasdaq matter: the bid price and market value requirement.
I want to be direct with you here, because this is the piece of the story that is not yet resolved. Having regained equity compliance, our primary outstanding Nasdaq matter is the minimum bid price requirement. On August 6, 2026, we were notified by Nasdaq that we are not eligible for a second 180-day compliance period on the bid-price requirement because we do not currently meet Nasdaq's related $1,000,000 minimum market value of publicly held shares standard. This matter is now before the Nasdaq Hearings Panel, and we submitted our written response on August 13, 2026. There is no guarantee of the outcome, and we expect to hear back from Nasdaq any day now. What I can tell you is that we believe our position today — with equity compliance restored, debt materially reduced, and a demonstrated ability to raise capital and execute asset sales — is considerably stronger than it was when this process began, and we are pursuing this matter with that track record behind us.

GIPR Q2 2026 Earnings Release

Looking Ahead

Our priorities remain clear:

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Maintain Nasdaq equity compliance.
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Resolve the bid-price/market-value matter before the Hearings Panel.
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Resolve the remaining Loci obligation.
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Continue evaluating capital alternatives, including UPREIT opportunities, that strengthen the balance sheet without sacrificing long-term value.
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Return the Company's focus to growth and, over time, dividend reinstatement.

We certainly understand that there is more work to do, and I want to be candid that our financial statements continue to include a going-concern disclosure tied to our recurring losses and near-term liquidity needs — including debt maturities this fall. That disclosure reflects real work still ahead of us. But it should be read alongside what we have actually accomplished this year: a materially smaller net loss, a preferred obligation cut by more than half, profitable asset sales, fresh capital raised, and Nasdaq's confirmation that we have met the equity standard. That combination is why I believe GIPR is in a substantially stronger position today than it was even a few months ago, and why I remain confident in where this Company is headed.

Thank you for your continued support, patience, and confidence as we finish this work.

Respectfully,

David Sobelman

Chief Executive Officer and Chair of the Board

Generation Income Properties, Inc.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. When used in this press release, in future filings with the Securities and Exchange Commission (the “SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “continue,” “anticipate,” “will,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions, are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Statements regarding the following subjects, among others, may be forward-looking: statements regarding compliance with Nasdaq's listing requirements; statements regarding the Company's stockholders' equity; statements regarding the Company's general ability to maintain the listing of its common stock on The Nasdaq Capital Market; and statements regarding the Company's plans to redeem outstanding preferred equity interests and future financing activities. Such statements are based on current expectations of management of the Company and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, among others, the risk that Nasdaq may not extend the compliance period for the Company's satisfaction of the continuing listing requirements and that the Company's common stock may be delisted, the risk that the Company may not be able to timely redeem outstanding preferred equity, and the risk that additional sources of capital may not be available to the Company on acceptable terms. Please also refer to the risks detailed from time to time in the reports that the Company files with the SEC, including the Company's Annual Report on Form 10-K/A for the year ended December 31, 2025 filed with the SEC on April 3, 2026, as well as the Company's subsequent filings on Form 10-Q and periodic filings on Form 8-K, for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. All forward-looking statements speak only as of the date on which they are made. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.